EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is dated December 10, 2008, between National Penn Bancshares, Inc., a Pennsylvania business corporation (“NPB”), National Penn Bank, a national banking association (“Bank”), and GLENN E. MOYER (“Executive”).

BACKGROUND

1.  NPB, Bank and Executive entered into a certain Employment Agreement dated December 18, 2002, as amended by Amendatory Agreements dated May 25, 2005 and June 5, 2006 (as amended, the “Agreement”).

2.  NPB, Bank and Executive desire to amend the Agreement as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, NPB, Bank and Executive agree to amend the Agreement as follows:

1.  Background. The matters set forth in the “Background” section of this Amendatory Agreement are incorporated by reference herein.

2.  Amendment.  Section 8(a)(1)(i) is amended to delete the number 21 and replace it with the number 16.

3.  Amendment. The language of Section 8(a)(1)(ii) is deleted in its entirety and replaced with the following:

(ii) the denominator of which is the number sixteen (16) [the number of years until Executive would reach the age of sixty (60) from the date of his commencement of employment with Elverson National Bank].

4.  Amendment. The language of Section 12(b)(2) is deleted in its entirety and replaced with the following:

(2) Section 8 supplemental retirement benefits, at the times and in the manner set forth in Section 8, provided, however, only if Executive shall have reached age sixty (60) at or before the date of his termination of employment; and

5.  Amendment. The language of Section 14(e) is deleted in its entirety and replaced with the following:

(e) Employer shall pay to Executive the payments to which Executive is entitled pursuant to Section 8(a) at the times and in the manner set forth in Section 8(a); in calculating such payments, the fraction referred to in Section 8(a)(1) should be 1/1.

6.  Ratification. As amended hereby, the Agreement is hereby ratified, confirmed and approved.

7.  Governing Law. This Amendatory Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

NATIONAL PENN BANCSHARES, INC.	NATIONAL PENN BANK
By: /s/ J. Ralph Borneman, Jr. J. Ralph Borneman, Jr. Chairman, Compensation Committee	By: /s/ Thomas A. Beaver Thomas A. Beaver Lead Independent Director

Witness: /s/ H. Anderson Ellsworth	/s/ Glenn E. Moyer Glenn E. Moyer